UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2010

PROVIDENT FINANCIAL SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31566	42-1547151
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

830 Bergen Avenue, Jersey City, New Jersey	07306-4599
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 333-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Provident Bank Non-Qualified Supplemental Defined Contribution Plan. On May 27, 2010 the Board of Directors of The Provident Bank (the “Bank”), the wholly owned subsidiary of Provident Financial Services, Inc. (the “Company”), adopted the amended and restated The Provident Bank Non-Qualified Supplemental Employee Stock Ownership Plan (the “SESOP”). The SESOP, to be re-designated The Provident Bank Non-Qualified Supplemental Defined Contribution Plan (the “Supplemental Plan”), is attached hereto as Exhibit 10.1.

The Supplemental Plan is intended to provide a benefit to selected participants or their beneficiaries equal to the difference in (i) the full dollar amount of Bank-provided pension benefits obtainable under The Provident Bank Employee Stock Ownership Plan (“ESOP”) and The Provident Bank 401(k) Plan (“401(k) Plan”) that would be accrued for the benefit of such persons but for the limitations imposed by Sections 415, 402(g), 401(k) and 401(m) of the Internal Revenue Code (the “Code”) and the limitation on includible compensation imposed by Section 401(a)(17) of the Code and (ii) the dollar amount that is actually accrued under the 401(k) Plan and ESOP as a result of such limitations, subject to certain modifications set forth in the Supplemental Plan. In accordance with the Supplemental Plan document, the benefit attributable to the ESOP portion of the plan will be denominated in shares of phantom stock and will be distributed to participants and beneficiaries in shares of common stock of the Company, unless the Committee authorized to administer the Supplemental Plan, in its sole and absolute discretion, determines that such benefit will be distributed in cash. The terms and benefits provided under the Supplemental Plan are intended to constitute a deferred compensation plan for “a select group of management or highly compensated employees” for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

The foregoing description of the Supplemental Plan is qualified in its entirety by reference to the Supplemental Plan attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable

(b)	Pro Forma Financial Information. Not applicable

(c)	Shell company transactions. Not applicable

(d)	Exhibits.

Exhibit No.	Description

10.1	The Provident Bank Non-Qualified Supplemental Defined Contribution Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL SERVICES, INC.

DATE: June 3, 2010	By:	/S/ CHRISTOPHER MARTIN
Christopher Martin
Chairman, President and Chief Executive Officer

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